State of Delaware

                Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE  OF

DELAWARE,  DO HEREBY CERTIFY THE ATTACHED IS A TRUE  AND  CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "XCL LTD.", FILED IN THIS

OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 1966, AT 4 O'CLOCK P.M.

      A  CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                      [DELWARE STATE SEAL]



          [SECRETARY'S SEAL]               /s/ Edward J. Freel
                                        -------------------------
                                           Edward J. Freel,
                                          Secretary of State

        2147839        8100         AUTHENTICATION:   8062168

        960222474                             DATE:   08-09-96

                    CERTIFICATE OF AMENDMENT
                             OF THE
                  CERTIFICATE OF INCORPORATION
                               OF
                            XCL LTD.

                ________________________________

      XCL  Ltd.,  a Delaware corporation, in order to  amend  its

Certificate  of  Incorporation pursuant to  Section  242  of  the

General  Corporation  Law  of  the  State  of  Delaware,   hereby

certifies as follows:

      FIRST:   On March 21, 1996, the Board of Directors of  said

Corporation has duly adopted a resolution proposing and declaring

advisable   the   following  amendment  to  the  Certificate   of

Incorporation of the Corporation:


RESOLVED: That the first sentence of Article FOURTH (A) of the Certificate of Incorporation be amended to read in full as follows:

          "The total number of shares which the Corporation shall have authority to issue is 502,400,000 of which 500,000,000 shares of par value $.01 per share shall be designated `Common Stock' and 2,400,000 shares of par value $1.00 per share shall be designated `Preferred Stock.'"

      SECOND:    The  proposed amendment  was  presented  at  the

adjourned annual meeting of shareholders of the Corporation which was originally convened on July 1, 1996, in Lafayette, Louisiana,

pursuant to written notice duly given required by Section 222  of the  General  Corporation  Law  of  the  State  of  Delaware  and

adjourned to July 30, 1996 at Lafayette, Louisiana.

      THIRD:   As of May 3, 1996, the official record date of the

special meeting in lieu of annual meeting of shareholders,  there were outstanding; 266,040,305 shares of Common Stock, entitled to one  vote  per  share;  599,244 shares of  Series  A,  Cumulative

Convertible Preferred Stock, entitled to 21 votes per share;  and

44,954.2858  shares  of  Series B,  Cumulative  Preferred  Stock,

entitled  to  50  votes  per share, for an aggregate  280,872,143 votes entitled to be cast at the meeting. A majority of the votes entitled to be cast at the meeting constitutes a quorum  for  the transaction  of business. An aggregate of 247,258,939  shares  of

Common   Stock  were  represented  at  the  annual   meeting   of

shareholders  either  in  person or by proxy  and  accordingly  a quorum  was  present.  The aforementioned, proposed amendment  to the  Certificate  of Incorporation was voted upon,  approved  and adopted by shareholders casting votes at said meeting as follows:

               FOR:          144,911,492
               AGAINST:       20,098,783
               ABSTAIN:        5,263,097

      FOURTH:   Said amendment was, accordingly, duly adopted  by

the  votes  of  the  holders of at least a majority  of  all  the outstanding  shares entitled to vote thereon at  the  meeting  in accordance with Section 242 of the General Corporation Law of the

State   of  Delaware  and  Article  4B(5)  of  the  Corporation's

Certificate of Incorporation, as amended.

      FIFTH:    The  capital  of said Corporation  shall  not  be

reduced under or by reason of the said amendment.

      SIXTH:   The foregoing amendment shall become effective  on

the date of the filing of this Certificate with the office of the

Secretary of State of Delaware.

      IN  WITNESS  WHEREOF, the said Corporation has caused  this

Certificate  of  Amendment  to be  signed  and  attested  by  its officers thereunto duly authorized and its corporate seal  to  be affixed this 30th day of July, 1996.

                                   /s/  David A. Melman
                                  _____________________________
                                        David A. Melman
                                        Executive Vice President
ATTEST:

/s/ Lisha C. Falk
_______________________________
Lisha C. Falk
Assistant Secretary

STATE OF LOUISIANA          )
                         :ss:
PARISH OF LAFAYETTE          )


           BE IT REMEMBERED that on this 30th day of July, 1996, personally came before me, a Notary Public in and for the State and Parish aforesaid, David A. Melman and Lisha C. Falk, the Executive Vice President and the Assistant Secretary, respectively, of XCL Ltd., the corporation described in the foregoing instrument and known to me personally to be such, and acknowledged the said instrument to be their own act and deed and the act and deed of said corporation; that the signatures are in their own handwriting , and that the facts stated in said instrument are true.

                                   /s/  Suzanne Marse Bourque
                                 ________________________________
                                        Notary Public

                               My commission expires: At Death